Exhibit 99.1

THE TITAN CORPORATION

SECOND UPDATED NOTICE TO EXECUTIVE OFFICERS AND DIRECTORS

OF PROHIBITION OF INSIDER TRADING

DURING BLACKOUT PERIOD OF RETIREMENT PLANS

On March 25, 2004, you were sent a notice updating a February 17, 2004 notice and informing you that you are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of The Titan Corporation (other than in an exempt equity security transaction) during the blackout period expected to begin on April 6, 2004 at 4:00 p.m. eastern time if you acquire or previously acquired such equity security in connection with your service as a director of The Titan Corporation or employment as an executive officer of Titan.

The purpose of this notice is to inform you that the blackout period is now expected to begin on June 2, 2004 at 4:00 p.m. eastern time and end during the week of June 6, 2004. This blackout period will coincide with the blackout period described below for three Titan retirement plans. This second updated notice supplements the March 25 and February 17 notices and provides below updated information regarding the anticipated starting date and ending date of the blackout period.

Any sale or other transfer of an equity security of The Titan Corporation during the blackout period described below will be treated as an equity security acquired in connection with service as a director of The Titan Corporation or employment as an executive officer of The Titan Corporation to the extent that you have a pecuniary interest in such equity security, unless you establish by specific identification of securities that the transaction did not involve an equity security acquired in connection with service as a director of The Titan Corporation or employment as an executive officer of The Titan Corporation. To establish that the equity security was not so acquired, you must identify the source of the equity security and demonstrate that you have utilized the same specific identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).

The following transactions are exempt equity security transactions:

1. Any acquisition of equity securities resulting from the reinvestment of dividends in, or interest on, equity securities of The Titan Corporation if the acquisition is made pursuant to a plan providing for the regular reinvestment of dividends or interest and the plan provides for broad-based participation, does not discriminate in favor of employees of The Titan Corporation, and operates on substantially the same terms for all plan participants;

2. Any purchase or sale of equity securities of The Titan Corporation pursuant to a contract, instruction or written plan entered into by you that satisfies the affirmative defense conditions of Section 240.10b5-1(c) of the Securities Regulations (17 C.F.R. § 240.10b5-1(c)); provided that you did not enter into or modify the contract, instruction or written plan during the blackout period described below, or while aware of the actual or proximate beginning or ending dates of that blackout period;

3. Any purchase or sale of equity securities of The Titan Corporation, other than a “discretionary transaction,” pursuant to The Titan Corporation Consolidated Retirement Plan, the AverStar, Inc. Profit Sharing and Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan, or The Titan Corporation Employee Stock Purchase Plan. A “discretionary transaction” is a transaction that is (a) at the volition of a plan participant, (b) is not made in connection with a plan participant’s death, disability, retirement or termination of employment, (c) is not required to be made available to a plan participant pursuant to a provision of the Internal Revenue Code, and (d) results in either an intra-plan transfer involving a fund of The Titan Corporation equity securities or a cash distribution funded by a volitional disposition of an equity security of The Titan Corporation. However, a “discretionary transaction” that meets the requirements of exemption 2 above is also exempt;

4. Any grant or award of an option, stock appreciation right or other equity compensation pursuant to a plan that, by its terms, permits you to receive grants or awards; and either states the amount and price of securities to be awarded to designated directors and executive officers or categories of directors and executive officers (though not necessarily to others who may participate in the plan) and specifies the timing of awards to directors and executive officers; or sets forth a formula that determines the amount, price and timing, using objective criteria (such as earnings of The Titan Corporation, value of the securities, years of service, job classification, and compensation levels);

5. Any exercise, conversion or termination of a derivative security that you did not write or acquire during the blackout period described below, or while aware of the actual or approximate beginning or ending dates of the blackout period described below; and either the derivative security is exercised, converted or terminated by a counterparty and you do not exercise any influence on the counterparty with respect to whether or when to exercise, convert or terminate the derivative security;

6. Any acquisition or disposition of equity securities involving a bona fide gift or a transfer by will or the laws of descent and distribution;

7. Any acquisition or disposition of equity securities pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act of 1974, as amended;

8. Any sale or other disposition of equity securities compelled by the laws or other requirements of an applicable jurisdiction;

9. Any acquisition or disposition of equity securities in connection with a merger, acquisition, divestiture or similar transaction occurring by operation of law; and

10. The increase or decrease in the number of equity securities held as a result of a stock split or stock dividend applying equally to all securities of that class, including a stock dividend in which equity securities of a different issuer are distributed; and the acquisition of rights, such as shareholder or pre-emptive rights, pursuant to a grant to all holders of the same class of equity securities.

The Blackout

There will be a blackout period attributable to funds holding common stock of The Titan Corporation under The Titan Corporation Consolidated Retirement Plan, the AverStar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan (collectively, the “Retirement Plans”) in connection with the merger of a wholly owned subsidiary of the Lockheed Martin Corporation with and into The Titan Corporation (the “Merger”) pursuant to the Agreement and Plan of Merger by and among The Titan Corporation, LMC Sub One, Inc., LMC LLC One, LLC, and the Lockheed Martin Corporation, dated September 15, 2003, as amended (the “Merger Agreement”).

Lockheed Martin and Titan announced on April 7, 2004 that they have amended their Merger Agreement to an all cash deal and Titan has agreed to delay until Monday, June 7, 2004 the vote of its stockholders on the pending Merger with Lockheed Martin. As a result of this delay, the expected beginning date and ending date of the blackout period as described to you in the March 25 notice has changed. As noted above, the blackout period for the Retirement Plans is now expected to begin on June 2, 2004 at 4:00 p.m. eastern time and is expected to end during the week of June 6, 2004. These expected dates are based on an assumption that the effective date of the Merger will occur during the week of June 6, 2004. If the effective date of the Merger is not at the expected time, the beginning and ending dates of the blackout period will be delayed until the effective date of the Merger has been set. For information concerning the beginning and the ending dates of the blackout period for The Titan Corporation Consolidated Retirement Plan or the AverStar, Inc. Profit Sharing and Savings Plan, you may call T. Rowe Price at (800) 922-9945. For information concerning the beginning and the ending dates of the blackout period for the Jaycor, Inc. Employee Stock Ownership Plan, you may call Pat Hernandez at (858) 720-4038.

The blackout period under the Retirement Plans is necessary so that the recordkeepers may properly administer the voting of shares of Titan common stock held by the Retirement Plans on the proposed Merger to be considered at the June 7,

2004 special meeting of stockholders and the conversion of such shares into cash following the effective time of the Merger as set forth in the Merger Agreement and described in the Proxy Statement, dated May 5, 2004.

During the blackout period under the Retirement Plans, participants will not be able to direct or diversify the Titan common stock allocated to their individual accounts under the Retirement Plans. In addition, participants will not be able to take distributions of their account balances under the Retirement Plans.

If you have any questions about the blackout period under the Retirement Plans, please contact Titan Human Resources at 401k@titan.com.